© 2016 Verint Systems Inc. All Rights Reserved Worldwide. December 2016 Actionable Intelligence®

© 2016 Verint Systems Inc. All Rights Reserved Worldwide. Disclaimers Forward Looking Statements This presentation contains "forward-looking statements," including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results to differ materially from those expressed in or implied by the forward-looking statements. The forward- looking statements contained in this presentation are made as of the date of this presentation and, except as required by law, Verint assumes no obligation to update or revise them, or to provide reasons why actual results may differ. For a more detailed discussion of how these and other risks, uncertainties, and assumptions could cause Verint’s actual results to differ materially from those indicated in its forward-looking statements, see Verint’s prior filings with the Securities and Exchange Commission. Non-GAAP Financial Measures This presentation includes financial measures which are not prepared in accordance with generally accepted accounting principles (“GAAP”), including certain constant currency measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the appendices to this presentation, Verint’s earnings press releases, as well as the GAAP to non-GAAP reconciliation found under the Investor Relations tab on Verint’s website. 2

© 2016 Verint Systems Inc. All Rights Reserved Worldwide. A Smarter World with Actionable Intelligence® 3

© 2016 Verint Systems Inc. All Rights Reserved Worldwide. 4 Crucial insights that enable decision-makers to anticipate, respond and take action Actionable Intelligence

© 2016 Verint Systems Inc. All Rights Reserved Worldwide. Global Market Leader 5 10,000+ Customers in approx. 180 Countries $1 Billion+ Actionable Intelligence Company 4,900 Verint Professionals Worldwide More Than 80% of the Fortune 100

© 2016 Verint Systems Inc. All Rights Reserved Worldwide. 6 Expansion of Total Addressable Market Actionable Intelligence is a necessity in a dynamic world of massive information growth $3 BILLION 2012 2016 Total Addressable Market based on Verint estimate. $8 BILLION

© 2016 Verint Systems Inc. All Rights Reserved Worldwide. 7 • Over $1B R&D investment in last 10 years Non-GAAP revenue for year ending 1/31, see appendices for reconciliation. FYE 1/31/16 is at constant currency (indicated by the gray bar), see “Supplemental Information About Constant Currency” in appendices for further information. • 700+ patents & applications • 1,300 R&D professionals • Advanced Actionable Intelligence Platform Culture of Innovation Revenue Growth Innovation Driving Long-Term Growth

Advanced Actionable Intelligence Platform


DATA CAPTURE
DATA PROCESSING
ANALYSIS ENGINES
ENGAGE AND ACT
Operational
Transactional
Telecommunications
Social Media
Payload and Files
Endpoint
Network
Web
Data Cleansing
Data Fusion
Data Enrichment
Unstructured to Structured
Data Preparation
Classification
Correlation
Anomaly Detector
Identity Analyzer
Predictive
Forensics
Pluggable Analyzers
Dashboard
Analysis Workbench
Trending
Case Management
Workflow Management
Collaboration
Next Best Action
Real-time Alert & Notification
Pluggable Visualizations
COMMON SERVICES & ADMINISTRATION

VERINT

© 2016 Verint Systems Inc. All Rights Reserved Worldwide.

8

© 2016 Verint Systems Inc. All Rights Reserved Worldwide. Amazing Things Happen When You Gain Insights From Data 9 Customer Engagement Optimization Advanced Actionable Intelligence Platform Cyber Intelligence

© 2016 Verint Systems Inc. All Rights Reserved Worldwide. Customer-centric organizations seek to offer personalized, omnichannel, more effective customer engagement 10 Demand for our solutions is being driven by organizations’ needs for intelligence to create an engaged workforce and smarter customer engagements Customer Engagement Optimization Engagement Management Customer Analytics Security and Compliance Workforce Optimization

© 2016 Verint Systems Inc. All Rights Reserved Worldwide. Broad portfolio available in cloud, on-premises or hybrid models directly from Verint and through partners 11 Expecting close to 60% of Customer Engagement revenue to be recurring in FYE January 2017 Customer Engagement Optimization Go-to-Market Strategy Extensive Partner Network Hybrid Cloud Deployment Models Broad Portfolio: Start Anywhere

© 2016 Verint Systems Inc. All Rights Reserved Worldwide. Government and enterprises seek innovative solutions to enhance security 12 Demand for our solutions is being driven by organizations’ needs for intelligence to enhance security and make security operations more effective Cyber Intelligence Cyber Security Situational Intelligence Government Cyber Intelligence

© 2016 Verint Systems Inc. All Rights Reserved Worldwide. 13 Strategic Consulting Managed Services Implementation Training Cloud Support Partnering for Customer Success Hosted

© 2016 Verint Systems Inc. All Rights Reserved Worldwide. Financial Highlights 14

© 2016 Verint Systems Inc. All Rights Reserved Worldwide. Non-GAAP Revenue Trends 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 F/X APAC EMEA Americas $1,158 $1,175 $40 $369 $572 $675 $704 $727 $796 Note: Financial data is non-GAAP. See appendices for reconciliation. FYE Jan 2016 reported non-GAAP revenue of $1,135 million is $1,175 million at constant currency, as adjusted for the impact of foreign exchange. For further information see “Supplemental Information About Constant Currency” in the appendices. ($ in millions) $848 $910 15 Fiscal year ended January 31,

© 2016 Verint Systems Inc. All Rights Reserved Worldwide. Non-GAAP Revenue by Region and Product/Service Note: Percentages based on non-GAAP revenue for FYE January 31, 2016. 16 40% 60% Product Services51% 31% 18% Americas EMEA APAC

© 2016 Verint Systems Inc. All Rights Reserved Worldwide. FYE Jan 2017 and Jan 2018 Non-GAAP Outlook FYE Jan 2017 Outlook • Customer Engagement Solutions • Targeting mid-single digit revenue growth on a constant currency revenue basis • Cyber Intelligence Solutions • Expect strong finish to the year • Investing for growth, as we believe the decline in security is temporary FYE Jan 2018 Preliminary Outlook • Customer Engagement Solutions • Expect mid-single digit revenue growth on a constant currency basis. • Cyber Intelligence Solutions • Expect mid-to-high single digit revenue growth on a constant currency basis. • Overall, we expect our earnings to grow slightly faster than revenue with some operating margin improvement Capital Allocation • Stock repurchase program: More than $100 million still authorized under the program • Continue our strategy of tuck-in and other acquisitions 17

© 2016 Verint Systems Inc. All Rights Reserved Worldwide. Growing Portfolio(1) CYBER INTELLIGENCE SOLUTIONS Speech and Text Analytics Enterprise and Digital Feedback Management Engagement Analytics Identity Authentication and Fraud Detection Quality Management Recording Workforce Management Desktop and Process Analytics Performance Management—Scorecards, eLearning, Coaching and Gamification Employee Desktop Case Management Knowledge Management Email and Secure Messaging Voice and Mobile Self-Service Web Self-Service and Co-Browse Private Messaging and Live Chat Social Engagement Communities Banking Fraud and Compliance Public Safety 911 Centers Actionable Intelligence Solutions Cyber Security Network Intelligence Off-Air Intelligence Web Intelligence Fusion Intelligence Lawful Interception Compliance Situation Intelligence Enterprise Video Management CUSTOMER ENGAGEMENT SOLUTIONS ~ 2/3 ~ 1/3 (1) Based on expected mix for FYE January 2017. Early in our third quarter, we moved part of our video and situation intelligence segment to our enterprise intelligence segment and part to our cyber intelligence segment. Starting in our third quarter, we reported our results as two segments named Customer Engagement Solutions and Cyber Intelligence Solutions.

© 2016 Verint Systems Inc. All Rights Reserved Worldwide. Efficient Capital Structure ($ in millions) Net DebtCapital Structure Highlights Net Debt/Adjusted EBITDA As of January 31, Fiscal year ended January 31, Notes: -Financial data is non-GAAP. See appendices for reconciliation. -Average interest rate excludes the impact of amortization of discounts and deferred financing fees. -Net debt excludes convertible note discounts and other unamortized discounts and issuance costs associated with our debt, which are required under GAAP. See appendices for reconciliation. 19 $523 $501 $431 $400 $437 $344 $228 $453 $391 $490 2008 2009 2010 2011 2012 2013 2014 2015 2016 Q3 2017 5.5x 3.5x 2.x 2.x 2.2x 1.7x 1.x 1.6x 1.5x 2.1x 2008 2009 2010 2011 2012 2013 2014 2015 2016 Q3 2017 Capital Structure (as of 10/31/16) • $321 million of cash and short-term investments • $410m of term loans and $400m of convertible notes • Rating Agencies • Moody’s: Ba3 • S&P: BB Track Record of De-Levering • Net Debt/Adjusted EBITDA : ~2.1x Low Cost Debt • Average Interest: ~2.5% • Average Maturity: ~3.5 years • Equity • Expect ~63.1 million average diluted shares for FYE Jan 2017 (excluding benefit from future share repurchases)

© 2016 Verint Systems Inc. All Rights Reserved Worldwide. Long-Term Growth Opportunity • Leader in Actionable Intelligence Solutions • Long-term growth opportunity driven by the need to gain insights from data • Customer Engagement Solutions • Organizations seeking to optimize customer engagement through actionable intelligence • Verint offers the industry’s broadest Customer Engagement Optimization portfolio • Cyber Intelligence Solutions • Security challenges growing, driving the need for innovative security intelligence • Verint has a global presence and leading edge security portfolio • Long history of growth driven by innovation and domain expertise 20

© 2016 Verint Systems Inc. All Rights Reserved Worldwide. Appendices 21

© 2016 Verint Systems Inc. All Rights Reserved Worldwide. About Non-GAAP Financial Measures The following tables include reconciliations of certain financial measures not prepared in accordance with Generally Accepted Accounting Principles, consisting of non-GAAP revenue, non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP other income (expense), net, non-GAAP provision (benefit) for income taxes and non-GAAP effective income tax rate, non-GAAP net income attributable to Verint Systems Inc., non-GAAP net income per common share attributable to Verint Systems Inc., adjusted EBITDA, net debt, and constant currency measures to the most directly comparable financial measures prepared in accordance with GAAP. We believe these non-GAAP financial measures, used in conjunction with the corresponding GAAP measures, provide investors with useful supplemental information about the financial performance of our business by: • facilitating the comparison of our financial results and business trends between periods, including by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast, • facilitating the comparison of our financial results and business trends with other technology companies who publish similar non-GAAP measures, and • allowing investors to see and understand key supplementary metrics used by our management to run our business, including for budgeting and forecasting, resource allocation, and compensation matters. We also make these non-GAAP financial measures available because a number of our investors have informed us that they find this supplemental information useful. 22

© 2016 Verint Systems Inc. All Rights Reserved Worldwide. About Non-GAAP Financial Measures Non-GAAP financial measures should not be considered in isolation as substitutes for, or superior to, comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures. Our non-GAAP financial measures are calculated by making the following adjustments to our GAAP financial measures: • Revenue adjustments related to acquisitions. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to acquired customer support contracts, which would have otherwise been recognized on a stand-alone basis. We believe that it is useful for investors to understand the total amount of revenue that we and the acquired company would have recognized on a stand-alone basis under GAAP, absent the accounting adjustment associated with the business acquisition. Our non- GAAP revenue also reflects certain adjustments from aligning an acquired company’s revenue recognition policies to our policies. We believe that our non-GAAP revenue measure helps management and investors understand our revenue trends and serves as a useful measure of ongoing business performance. • Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures because they are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. We also exclude these amounts to provide easier comparability of pre- and post-acquisition operating results. 23

© 2016 Verint Systems Inc. All Rights Reserved Worldwide. About Non-GAAP Financial Measures • Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock-based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non- GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry. • Unrealized gains and losses on certain derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on certain foreign currency derivatives which are not designated as hedges under accounting guidance. We exclude unrealized gains and losses on foreign currency derivatives that serve as economic hedges against variability in the cash flows of recognized assets or liabilities, or of forecasted transactions. These contracts, if designated as hedges under accounting guidance, would be considered “cash flow” hedges. These unrealized gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period. Upon settlement of these foreign currency derivatives, any realized gain or loss is included in our non-GAAP financial measures. • Amortization of convertible note discount. Our non-GAAP financial measures exclude the amortization of the imputed discount on our convertible notes. Under GAAP, certain convertible debt instruments that may be settled in cash upon conversion are required to be bifurcated into separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s assumed non- convertible debt borrowing rate. For GAAP purposes, we are required to recognize imputed interest expense on the difference between our assumed non-convertible debt borrowing rate and the coupon rate on our $400.0 million of 1.50% convertible notes. This difference is excluded from our non-GAAP financial measures because we believe that this expense is based upon subjective assumptions and does not reflect the cash cost of our convertible debt. 24

© 2016 Verint Systems Inc. All Rights Reserved Worldwide. About Non-GAAP Financial Measures • Acquisition Expenses, net. In connection with acquisition activity (including with respect to acquisitions that are not consummated), we incur expenses, including legal, accounting, and other professional fees, integration costs, changes in the fair value of contingent consideration obligations, and other costs. Integration costs may consist of information technology expenses as systems are integrated across the combined entity, consulting expenses, marketing expenses, and professional fees, as well as non-cash charges to write-off or impair the value of redundant assets. We exclude these expenses from our non-GAAP financial measures because they are unpredictable, can vary based on the size and complexity of each transaction, and are unrelated to our continuing operations or to the continuing operations of the acquired businesses. • Restructuring Expenses. We exclude restructuring expenses from our non-GAAP financial measures, which include employee termination costs, facility exit costs, certain professional fees, asset impairment charges, and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions. All of these costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results. • Impairment Charges and Other Adjustments. We exclude from our non-GAAP financial measures asset impairment charges other than those associated with restructuring or acquisition activity, rent expense for redundant facilities, and gains or losses on sales of property, all of which are unusual in nature and can vary significantly in amount and frequency. 25

© 2016 Verint Systems Inc. All Rights Reserved Worldwide. About Non-GAAP Financial Measures • Non-GAAP income tax adjustments. We exclude our GAAP provision (benefit) for income taxes from our non-GAAP measures of net income attributable to Verint Systems Inc., and instead include a non-GAAP provision for income taxes, determined by applying a non- GAAP effective income tax rate to our income before provision for income taxes, as adjusted for the non-GAAP items described above. The non-GAAP effective income tax rate is generally based upon the income taxes we expect to pay in the reporting year. We adjust our non-GAAP effective income tax rate to exclude current-year tax payments or refunds associated with prior-year income tax returns and related amendments which were significantly delayed as a result of our previous extended filing delay. Our GAAP effective income tax rate can vary significantly from year to year as a result of tax law changes, settlements with tax authorities, changes in the geographic mix of earnings including acquisition activity, changes in the projected realizability of deferred tax assets, and other unusual or period-specific events, all of which can vary in size and frequency. We believe that our non-GAAP effective income tax rate removes much of this variability and facilitates meaningful comparisons of operating results across periods. Our non-GAAP effective income tax rate for the year ending January 31, 2017 is currently approximately 9%, and was 8.1% for the year ended January 31, 2016. We evaluate our non-GAAP effective income tax rate on an ongoing basis and it can change from time to time. Our non-GAAP income tax rate can differ materially from our GAAP effective income tax rate. • In-process research and development. For periods ended prior to February 1, 2009, we excluded from our non-GAAP financial measures the fair value of any incomplete in-process research and development project of an acquired company that had not yet reached technological feasibility and had no known alternative future use, and was therefore charged to our operating results in the period of the acquisition, under then-applicable accounting guidance. These expenses were excluded from our non-GAAP financial measures because they could vary significantly based upon the size and nature of the associated business acquisition. It should also be noted that such charges are no longer recognized under GAAP. 26

© 2016 Verint Systems Inc. All Rights Reserved Worldwide. About Non-GAAP Financial Measures • Other legal expenses (recoveries). We exclude from our non-GAAP financial measures other legal fees and settlements associated with litigations assumed in connection with acquisitions. We excluded these items from our non-GAAP financial measures because they are not reflective of our ongoing operations. • Expenses related to our previous extended filing delay. We exclude from our non-GAAP financial measures expenses related to our restatement of previously filed financial statements and our extended filing delay. These expenses included professional fees and related expenses as well as expenses associated with a special cash retention program. These expenses were excluded from our non- GAAP financial measures because they were unusual in nature and not reflective of our ongoing operations. • Losses on early retirements of debt. We exclude from our non-GAAP financial measures losses on early retirements of debt attributable to refinancing or repaying our debt because these charges can vary significantly in amount and frequency, are difficult to predict, and may result from actions we take in response to conditions in the capital markets which are out of our control. • Settlement with OCS. In the year ended January 31, 2007, we recorded a charge related to our July 31, 2006 settlement with the Office of Chief Scientist in Israel (“OCS”), pursuant to which we exited a royalty-bearing program and the OCS accepted a settlement of our royalty obligations under this program. We exclude from our non-GAAP financial measures expenses associated with exiting this program because this was an unusual, nonrecurring transaction which was not reflective of our ongoing operations. • Gain on sale of land. We exclude from our non-GAAP financial measures the gain from the sale of a parcel of land during the year ended January 31, 2007. This gain is excluded from our non-GAAP financial measures because this was an unusual, nonrecurring transaction which was not reflective of our ongoing operations. 27

© 2016 Verint Systems Inc. All Rights Reserved Worldwide. About Non-GAAP Financial Measures Adjusted EBITDA Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, revenue adjustments related to acquisitions, restructuring expenses, acquisition expenses, and other expenses excluded from our non-GAAP financial measures as described above. We believe that adjusted EBITDA is also commonly used by investors to evaluate operating performance between competitors because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation accounting policies, and depreciation and amortization policies. Adjusted EBITDA is also used by credit rating agencies, lenders, and other parties to evaluate our creditworthiness. Net Debt Net Debt is a non-GAAP measure defined as the sum of long-term and short-term debt on our consolidated balance sheet, excluding unamortized discounts and issuance costs, less the sum of cash and cash equivalents, restricted cash and bank time deposits, and short-term investments. We use this non-GAAP financial measure to help evaluate our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities, and believe that it provides useful information to investors. 28

© 2016 Verint Systems Inc. All Rights Reserved Worldwide. Supplemental Information About Constant Currency Because we operate on a global basis and transact business in many currencies, fluctuations in foreign currency exchange rates can affect our consolidated U.S. dollar operating results. To facilitate the assessment of our performance excluding the effect of foreign currency exchange rate fluctuations, we calculate our GAAP and non-GAAP revenue, cost of revenue, and operating expenses on both an as-reported basis and a constant currency basis, allowing for comparison of results between periods as if foreign currency exchange rates had remained constant. We perform our constant currency calculations by translating current-period foreign currency results into U.S. dollars using prior-period average foreign currency exchange rates or hedge rates, as applicable, rather than current period exchange rates. We believe that constant currency measures, which exclude the impact of changes in foreign currency exchange rates, facilitate the assessment of underlying business trends. Unless otherwise indicated, our financial outlook for revenue, operating margin, and diluted earnings per share, which is provided on a non-GAAP basis, reflects foreign currency exchange rates approximately consistent with rates in effect when the outlook is provided. We also incur foreign exchange gains and losses resulting from the revaluation and settlement of monetary assets and liabilities that are denominated in currencies other than the entity’s functional currency. We periodically report our historical non-GAAP diluted net income per share both inclusive and exclusive of these net foreign exchange gains or losses. Our financial outlook for diluted earnings per share includes net foreign exchange gains or losses incurred to date, if any, but does not include potential future gains or losses. 29

GAAP to Non-GAAP Reconciliation

($ in millions)

FYE January 31,	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	Three Months Ended April 30, 2016	Three Months Ended July 31, 2016	Three Months Ended October 31, 2016
Revenue Reconciliation													
GAAP revenue	$ 368.8	$ 534.5	$ 669.5	$ 703.6	$ 726.8	$ 782.6	$ 839.5	$ 907.3	$ 1,128.4	$ 1,130.3	$ 245.4	$ 261.9	$ 258.9
Revenue adjustments related to acquisitions	-	37.3	5.9	-	-	13.6	8.6	2.7	29.8	4.3	3.6	2.3	1.1
Non-GAAP revenue	$ 368.8	$ 571.8	$ 675.4	$ 703.6	$ 726.8	$ 796.2	$ 848.1	$ 910.0	$ 1,158.2	$ 1,134.6	$ 249.0	$ 264.2	$ 260.0
Gross Profit Reconciliation													
GAAP gross profit	$ 177.5	$ 304.5	$ 411.3	$ 463.7	$ 488.5	$ 514.3	$ 557.5	$ 600.9	$ 713.3	$ 701.4	$ 144.7	$ 159.5	$ 155.7
GAAP gross margin	48.1%	57.0%	61.4%	65.9%	67.2%	65.7%	66.4%	66.2%	63.2%	62.1%	59.0%	60.9%	60.1%
Revenue adjustments related to acquisitions	-	37.3	5.9	-	-	13.6	8.6	2.7	29.8	4.3	3.6	2.3	1.1
Amortization of acquired technology and backlog	3.7	7.6	9.0	8.0	9.1	12.4	14.8	12.3	31.0	35.8	9.2	9.1	9.7
Settlement with OCS	19.2	-	-	-	-	-	-	-	-	-	-	-	-
Stock-based compensation expenses	1.7	4.5	5.4	5.9	6.2	3.3	2.9	2.4	6.2	7.2	1.5	2.3	1.8
Acquisition expenses	-	-	-	-	-	-	-	2.2	3.4	0.1	(0.2)	0.2	-
Restructuring expenses	-	-	-	-	-	0.4	0.5	0.3	0.6	3.0	0.9	-	0.8
Impairment charges	3.9	0.4	-	-	-	-	-	0.5	-	3.2	-	-	-
Other adjustments	-	-	-	-	-	-	-	-	-	-	-	-	-
Expenses related to restatement and extended filing delay	-	2.4	-	-	-	-	-	-	-	-	-	-	-
Non-GAAP gross profit	$ 206.0	$ 356.7	$ 431.6	$ 477.6	$ 503.8	$ 544.0	$ 584.3	$ 621.3	$ 784.3	$ 755.0	$ 159.7	$ 173.4	$ 169.1
Non-GAAP gross margin	55.9%	62.4%	63.9%	67.9%	69.3%	68.3%	68.9%	68.3%	67.7%	66.5%	64.1%	65.6%	65.0%

VERINT

© 2016 Verint Systems Inc. All Rights Reserved Worldwide.

30

GAAP to Non-GAAP Reconciliation

($ in millions)

FYE January 31,	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	Three Months Ended April 30, 2016	Three Months Ended July 31, 2016	Three Months Ended October 31, 2016
Operating Income (Loss) Reconciliation													
GAAP operating (loss) income	$ (47.3)	$ (114.6)	$ (15.0)	$ 65.7	$ 73.1	$ 86.5	$ 99.6	$ 122.3	$ 79.1	$ 67.9	$ (11.3)	$ 3.7	$ 5.5
As a percentage of GAAP revenue	-12.8%	-21.4%	-2.2%	9.3%	10.1%	11.0%	11.9%	13.5%	7.0%	6.0%	-4.6%	1.4%	2.1%
Revenue adjustments related to acquisitions	-	37.3	5.9	-	-	13.6	8.6	2.7	29.8	4.3	3.6	2.3	1.1
Amortization of acquired technology and backlog	3.7	7.6	9.0	8.0	9.1	12.4	14.8	12.3	31.0	35.8	9.2	9.1	9.7
Amortization of other acquired intangible assets	3.2	19.7	25.2	22.3	21.5	22.9	24.4	24.7	45.2	43.1	11.3	11.5	10.2
Settlement w ith OCS	19.2	-	-	-	-	-	-	-	-	-	-	-	-
In-process research and development	-	6.7	-	-	-	-	-	-	-	-	-	-	-
Other legal expenses (recoveries)	-	8.7	(4.3)	-	-	-	-	-	-	-	-	-	-
Stock-based compensation expenses	18.8	31.1	36.0	44.2	46.8	27.9	25.2	35.0	54.4	64.5	15.3	16.4	14.0
Expenses related to restatement and extended filing delay	3.7	41.4	28.7	54.5	28.9	1.0	-	-	-	-	-	-	-
Gain on sale of land	(0.8)	-	-	-	-	-	-	-	-	-	-	-	-
Acquisition expenses	-	-	-	0.8	1.7	6.8	11.6	11.4	18.7	7.0	1.7	2.9	3.5
Restructuring expenses	-	3.3	5.7	0.2	-	2.5	3.3	2.3	3.0	17.4	4.9	2.3	4.9
Impairment charges	25.0	23.3	26.0	-	-	-	-	0.5	-	3.2	-	-	-
Other adjustments	-	11.0	3.2	-	3.5	3.0	1.7	(1.2)	1.7	1.0	0.1	0.2	0.1
Non-GAAP operating income	$ 25.5	$ 75.4	$ 120.4	$ 195.6	$ 184.6	$ 176.6	$ 189.2	$ 210.0	$ 262.9	$ 244.2	$ 34.8	$ 48.4	$ 49.0
As a percentage of non-GAAP revenue	6.9%	13.2%	17.8%	27.8%	25.4%	22.2%	22.3%	23.1%	22.7%	21.5%	14.0%	18.3%	18.9%
Other Income (Expense) Reconciliation													
GAAP other income (expense), net	$ 7.8	$ (55.2)	$ (43.9)	$ (41.5)	$ (34.6)	$ (40.3)	$ (31.8)	$ (59.0)	$ (57.7)	$ (44.7)	$ (4.6)	$ (13.8)	$ (9.6)
Losses on early retirements of debt	-	-	-	-	-	8.1	-	9.9	12.5	-	-	-	-
Unrealized (gains) losses on derivatives, net	-	26.7	(1.8)	(8.0)	(6.0)	(0.4)	0.1	(0.7)	(0.1)	-	0.3	0.1	0.1
Amortization of convertible note discount	-	-	-	-	-	-	-	-	6.0	10.1	2.6	2.7	2.7
Acquisition expenses	-	-	-	-	-	0.1	1.2	13.8	0.5	3.0	0.1	-	-
Restructuring expenses	-	-	-	-	-	-	-	-	-	0.4	0.2	-	(0.2)
Impairment charges	-	-	-	-	-	-	-	-	-	-	-	2.4	-
Other adjustments	-	-	-	-	-	-	-	-	-	-	-	-	-
Non-GAAP other income (expense), net	$ 7.8	$ (28.5)	$ (45.7)	$ (49.5)	$ (40.6)	$ (32.5)	$ (30.5)	$ (36.0)	$ (38.8)	$ (31.2)	$ (1.4)	$ (8.6)	$ (7.0)

VERINT

© 2016 Verint Systems Inc. All Rights Reserved Worldwide.

31

GAAP to Non-GAAP Reconciliation

($ in millions, except share and per share data; shares in thousands)

FYE January 31,	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	Three Months Ended April 30, 2016	Three Months Ended July 31, 2016	Three Months Ended October 31, 2016
Tax Provision Reconciliation													
GAAP provision for (benefit from) income taxes	$ 0.1	$ 27.7	$ 19.7	$ 7.1	$ 9.9	$ 5.5	$ 9.0	$ 4.5	$ (15.0)	$ 1.0	$ 0.3	$ 1.1	$ 3.4
GAAP effective income tax rate	0.4%	-16.3%	-33.4%	29.4%	25.8%	12.0%	13.2%	7.2%	-70.1%	4.1%	-2.1%	-10.6%	-82.4%
Non-GAAP tax adjustments	3.2	(23.6)	(16.4)	4.6	(1.4)	11.1	9.2	11.2	34.6	16.2	2.7	2.6	0.6
Non-GAAP provision for income taxes	$ 3.3	$ 4.1	$ 3.3	$ 11.7	$ 8.5	$ 16.6	$ 18.2	$ 15.7	$ 19.6	$ 17.2	$ 3.0	$ 3.7	$ 4.0
Non-GAAP effective income tax rate	9.9%	8.8%	4.4%	8.0%	6.3%	11.5%	11.4%	9.0%	8.8%	8.1%	8.9%	9.1%	9.6%
Net (Loss) Income Attributable to Verint Systems Inc. Reconciliation													
GAAP net (loss) income attributable to Verint Systems Inc.	$ (40.5)	$ (198.6)	$ (80.4)	$ 15.6	$ 25.6	$ 37.0	$ 54.0	$ 53.8	$ 30.9	$ 17.6	$ (17.5)	$ (11.7)	$ (8.2)
Total GAAP net (loss) income adjustments	69.6	240.4	150.0	117.4	106.9	86.8	81.7	99.5	168.1	173.6	46.7	47.4	45.4
Non-GAAP net income attributable to Verint Systems Inc.	$ 29.1	$ 41.8	$ 69.6	$ 133.0	$ 132.5	$ 123.8	$ 135.7	$ 153.3	$ 199.0	$ 191.2	$ 29.2	$ 35.7	$ 37.2
Net (Loss) Income Attributable to Verint Systems Inc. Common Shares													
GAAP net (loss) income attributable to Verint Systems Inc. common shares	$ (40.5)	$ (207.3)	$ (93.5)	$ 2.0	$ 11.4	$ 22.2	$ 38.5	$ 53.6	$ 30.9	$ 17.6	$ (17.5)	$ (11.7)	$ (8.2)
Total GAAP net (loss) income adjustments	69.6	240.4	150.0	117.4	106.9	86.8	81.7	99.5	168.1	173.6	46.7	47.4	45.4
Non-GAAP net income attributable to Verint Systems Inc. common shares	$ 29.1	$ 33.1	$ 56.5	$ 119.4	$ 118.3	$ 109.0	$ 120.2	$ 153.1	$ 199.0	$ 191.2	$ 29.2	$ 35.7	$ 37.2
GAAP diluted net (loss) income per common share attributable to Verint Systems Inc.	$ (1.26)	$ (6.43)	$ (2.88)	$ 0.06	$ 0.31	$ 0.56	$ 0.96	$ 0.99	$ 0.52	$ 0.28	$ (0.28)	$ (0.19)	$ (0.13)
Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$ 0.88	$ 1.00	$ 1.65	$ 3.09	$ 2.79	$ 2.47	$ 2.64	$ 2.84	$ 3.35	$ 3.04	$ 0.46	$ 0.57	$ 0.59
GAAP diluted weighted-average shares used in computing net income (loss) per common share	32,156	32,221	32,394	33,127	37,179	39,499	40,312	53,878	59,374	62,921	62,258	62,668	62,895
Additional weighted-average anti-dilutive shares applicable to non-GAAP net income per common share attributable to Verint Systems Inc	823	814	440	-	-	-	-	-	-	-	676	260	355
Additional weighted-average shares from assumed conversion of preferred stock into common stock applicable to non-GAAP net income per common share attributable to Verint Systems Inc	-	-	9,464	9,836	10,223	10,624	11,043	123	-	-	-	-	-
Non-GAAP diluted weighted-average shares used in computing net income per common share	32,979	33,035	42,298	42,963	47,402	50,123	51,355	54,001	59,374	62,921	62,934	62,928	63,250

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GAAP to Non-GAAP Reconciliation

($ in millions)

FYE January 31,	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	Three Months Ended April 30, 2016	Three Months Ended July 31, 2016	Three Months Ended October 31, 2016
Adjusted EBITDA Reconciliation													
GAAP net (loss) income attributable to Verint Systems Inc.	$ (40.5)	$ (198.6)	$ (80.4)	$ 15.6	$ 25.6	$ 37.0	$ 54.0	$ 53.8	$ 30.9	$ 17.6	$ (17.5)	$ (11.7)	$ (8.2)
Net income attributable to noncontrolling interest	1.0	1.1	1.8	1.5	3.0	3.6	4.8	5.0	5.5	4.6	1.3	0.6	0.8
Provision (benefit) for income taxes	0.1	27.7	19.7	7.1	9.9	5.5	9.0	4.5	(15.0)	1.0	0.3	1.1	3.4
Other (income) expense, net	(7.8)	55.2	43.9	41.5	34.6	40.3	31.8	59.0	57.7	44.7	4.6	13.8	9.6
GAAP depreciation & amortization **(1)**	19.3	45.3	53.5	47.8	46.8	51.0	54.9	53.8	96.5	103.2	27.5	27.9	27.6
Revenue adjustments related to acquisitions	-	37.3	5.9	-	-	13.6	8.6	2.7	29.8	4.3	3.6	2.3	1.1
Stock-based compensation expenses	18.8	31.1	36.0	44.2	46.8	27.9	25.2	35.0	54.4	64.5	15.3	16.4	14.0
Settlement with OCS	19.2	-	-	-	-	-	-	-	-	-	-	-	-
In-process research and development	-	6.7	-	-	-	-	-	-	-	-	-	-	-
Other legal expenses (recoveries)	-	8.7	(4.3)	-	-	-	-	-	-	-	-	-	-
Expenses related to restatement and extended filing delay	3.7	41.4	28.7	54.5	28.9	1.0	-	-	-	-	-	-	-
Gain on sale of land	(0.8)	-	-	-	-	-	-	-	-	-	-	-	-
Acquisition expenses	-	-	-	0.8	1.7	6.8	11.6	11.4	18.7	7.0	1.7	2.9	3.5
Restructuring expenses	-	3.3	5.5	0.2	-	2.5	3.3	2.3	3.0	17.3	4.9	2.2	4.1
Impairment charges	21.1	22.9	26.0	-	-	-	-	0.5	-	3.2	-	-	-
Other adjustments	-	10.9	3.2	-	2.7	2.8	1.6	(1.2)	1.7	1.0	0.2	0.2	0.1
Adjusted EBITDA	$ 34.1	$ 93.0	$ 139.5	$ 213.2	$ 200.0	$ 192.0	$ 204.8	$ 226.8	$ 283.2	$ 268.4	$ 41.9	$ 55.7	$ 56.0

(1) Adjusted for patent and financing fee amortization.

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© 2016 Verint Systems Inc. All Rights Reserved Worldwide. Revenue by Segment 34 ($ in millions) April 30, 2015 July 31, 2015 October 31, 2015 January 31, 2016 April 30, 2016 July 31, 2016 October 31, 2016 GAAP Revenue by Segment: Customer Engagement 165.6$ 174.8$ 175.7$ 178.9$ 168.9$ 177.3$ 172.8$ Cyber Intelligence 103.9 121.1 108.4 101.9 76.5 84.6 86.1 GAAP Total Revenue 269.5$ 295.9$ 284.1$ 280.8$ 245.4$ 261.9$ 258.9$ Revenue Adjustments Related to Acquisitions: Customer Engagement 0.7$ 0.6$ 1.1$ 0.9$ 3.5$ 2.1$ 1.1$ Cyber Intelligence 0.2 0.6 0.1 0.1 0.1 0.2 - Total Revenue Adjustments Related to Acquisitions 0.9$ 1.2$ 1.2$ 1.0$ 3.6$ 2.3$ 1.1$ Non-GAAP Revenue by Segment: Customer Engagement 166.3$ 175.4$ 176.8$ 179.8$ 172.4$ 179.4$ 173.9$ Cyber Intelligence 104.1 121.7 108.5 102.0 76.6 84.8 86.1 Non-GAAP Total Revenue 270.4$ 297.1$ 285.3$ 281.8$ 249.0$ 264.2$ 260.0$ Three Months Ended

© 2016 Verint Systems Inc. All Rights Reserved Worldwide. Table of Reconciliation from Gross Debt to Net Debt 35 ($ in millions) As of As of January 31, 2008 2009 2010 2011 2012 2013 2014 2015 2016 October 31, 2016 Current maturities of long-term debt -$ 4.1$ 22.7$ -$ 6.2$ 5.9$ 6.6$ -$ 2.1$ 4.7$ Long-term debt 610.0 620.9 598.2 574.7 581.8 563.1 631.1 726.2 736.0 742.1 Unamortized debt discounts and issuance costs - - - 8.5 12.1 9.9 7.5 85.0 73.0 63.8 Gross debt 610.0 625.0 620.9 583.2 600.1 578.9 645.2 811.2 811.1 810.6 Less: Cash and cash equivalents 83.2 115.9 184.3 169.9 150.7 210.0 378.6 285.1 352.1 295.8 Restricted cash and bank time deposits 3.6 7.7 5.3 13.6 12.9 11.1 6.4 36.9 11.8 14.6 Short-term investments - - - - - 13.6 32.0 35.8 56.0 10.3 Net debt 523.2$ 501.4$ 431.3$ 399.7$ 436.5$ 344.2$ 228.2$ 453.4$ 391.2$ 489.9$

Calculation of Change in Revenue on a Constant Currency Basis

(in thousands, except percentages)	GAAP Revenue Three Months Ended	GAAP Revenue Nine Months Ended	Non-GAAP Revenue Three Months Ended	Non-GAAP Revenue Nine Months Ended
Total Revenue				
Revenue for the three and nine months ended October 31, 2015	$ 284,054	$ 849,472	$ 285,344	$ 852,800
Revenue for the three and nine months ended October 31, 2016	$ 258,902	$ 766,247	$ 260,029	$ 773,157
Revenue for the three and nine months ended October 31, 2016 at constant currency[1]	$ 262,000	$ 774,000	$ 263,000	$ 781,000
Reported period-over-period revenue change	(8.9)%	(9.8)%	(8.9)%	(9.3)%
% impact from change in foreign currency exchange rates	1.1%	0.9%	1.1%	90.0%
Constant currency period-over-period revenue change	(7.8)%	(8.9)%	(7.8)%	(8.4)%
Customer Engagement				
Revenue for the three and nine months ended October 31, 2015	$ 175,607	$ 515,991	$ 176,775	$ 518,468
Revenue for the three and nine months ended October 31, 2016	$ 172,757	$ 519,010	$ 173,860	$ 525,620
Revenue for the three and nine months ended October 31, 2016 at constant currency[1]	$ 176,000	$ 526,000	$ 177,000	$ 533,000
Reported period-over-period revenue change	(1.6)%	0.6%	(1.6)%	1.4%
% impact from change in foreign currency exchange rates	1.8%	1.3%	1.7%	1.4%
Constant currency period-over-period revenue growth	0.2%	1.9%	0.1%	2.8%
Cyber Intelligence				
Revenue for the three and nine months ended October 31, 2015	$ 108,447	$ 333,481	$ 108,569	$ 334,332
Revenue for the three and nine months ended October 31, 2016	$ 86,145	$ 247,237	$ 86,169	$ 247,537
Revenue for the three and nine months ended October 31, 2016 at constant currency[1]	$ 86,000	$ 248,000	$ 86,000	$ 248,000
Reported period-over-period revenue change	(20.6)%	(25.9)%	(20.6)%	(26.0)%
% impact from change in foreign currency exchange rates	(0.1)%	0.3%	(0.2)%	0.2%
Constant currency period-over-period revenue change	(20.7)%	(25.6)%	(20.8)%	(25.8)%

(1) Revenue for the three and nine months ended October 31, 2016 at constant currency is calculated by translating current-period foreign currency revenue into U.S. dollars using average foreign currency exchange rates for the three and nine months ended October 31, 2015 rather than actual current-period foreign currency exchange rates.

For further information see "Supplemental Information About Constant Currency" in the appendices.

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© 2016 Verint Systems Inc. All Rights Reserved Worldwide. © 2016 Verint Systems Inc. All Rights Reserved Worldwide. Thank You